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           Amended Articles of Incorporation of UniHolding Corporation

                          filed in paper under Form SE


















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     You may  request  a copy  from the  Company  at the  following  address  or telephone number:

          UniHolding Corporation
          96 Spring Street, 8th Floor
          New York, New York 10012
          (212) 219-9496